EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2017, relating to the financial statements and financial highlights which appear in the December 31, 2016 Annual Reports to Shareholders of the Goldman Sachs Government Money Market Fund, the Goldman Sachs Multi-Strategy Alternatives Portfolio, the Goldman Sachs Strategic Income Fund, the Goldman Sachs Mid Cap Value Fund, the Goldman Sachs Global Trends Allocation Fund, the Goldman Sachs Core Fixed Income Fund, the Goldman Sachs Equity Index Fund, the Goldman Sachs High Quality Floating Rate Fund, the Goldman Sachs Growth Opportunities Fund, the Goldman Sachs Strategic International Equity Fund, the Goldman Sachs Small Cap Equity Insights Fund, the Goldman Sachs U.S. Equity Insights Fund, the Goldman Sachs Large Cap Value Fund, and the Goldman Sachs Strategic Growth Fund. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2017